EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-179354, 333-149183, 333-138054, 333-138053, 333-124574, 333-69002, 333-83809, 033-65509, 033-53361, and 033-53401 on Form S-8 of our reports dated August 20, 2013, relating to the consolidated financial statements and financial statement schedule of Applied Industrial Technologies, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended June 30, 2013.

Cleveland, Ohio
August 20, 2013